EXHIBIT 4(b)

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                           UNITED CANNABIS CORPORATION

                            2014 STOCK INCENTIVE PLAN

                                   SECTION 1.
                                     PURPOSE

The purpose of this Plan is to promote the growth and prosperity of the Company and its Subsidiaries by providing Eligible Recipients with an additional incentive to contribute to the Company's success, by assisting the Company in attracting and retaining the best available personnel for positions of substantial responsibility and by increasing the alignment of interests of Eligible Recipients with those of the Company's Stockholders. The Plan provides for the grant of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Restricted Stock Units and Stock Appreciation Rights to aid the Company in obtaining these goals. The Plan, as well as any amendments thereto that require Stockholder approval, will be submitted to the Company's Stockholders for their approval at the next Stockholder meeting.

                                    SECTION 2.
                                   DEFINITIONS

The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

     2.1 "Award" means the grant of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or other right or benefit under the Plan.

     2.2 "Award Agreement" means the written agreement evidencing the grant of an Award executed by the Company and Participant, including any amendments thereto.

     2.3 "Board" means the Board of Directors of the Company.

     2.4 "Cause" means, with respect to the Termination by the Company or a Subsidiary of the continuous service of the Participant, that such Termination is for "Cause" as such term (or word of like import) is expressly defined in a then-effective written agreement between the Participant and the Company or such Subsidiary, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Committee, the
Participant's: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Subsidiary; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Subsidiary; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; provided, however, that with regard to any agreement that defines "Cause" on the occurrence of or in connection with a Change in Control, such definition of "Cause" shall not apply until a Change in Control actually occurs.

     2.5 "Change in Control" means any of the following:

      (a) any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any company owned, directly or indirectly, by the Stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the "beneficial owner" (as defined in Rule 13d 3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

      (b) a change in the composition of the Board over a period of 12 months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors; or

      (c) the consummation of a Stockholder approved merger or consolidation of the Company with any other company, other than (1) a merger or consolidation


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which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as herein defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

      (d) the consummation of a Stockholder approved plan of liquidation, dissolution or winding up of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     2.6 "Code" means the Internal Revenue Code of 1986, as amended.

     2.7 "Committee" means the Compensation Committee of the Board or any other committee appointed by the Board to administer the Plan, as specified in Section 5 hereof. Any such committee must be comprised entirely of Outside Directors who are "independent" as that term is defined by the Securities and Exchange Commission, and the listing standards of the stock exchange or other market upon which the Company's stock is listed or quoted, as the same may be amended from time to time.

     2.8 "Common Stock" means the no par value common stock of the Company.

     2.9 "Company" means United Cannabis Corporation, a Colorado corporation, and any successor to such organization.

     2.10 "Consultant" means any person other than an Employee or a Director, who is engaged by the Company or any Subsidiary to render consulting or advisory services to the Company or such Subsidiary.

     2.11 "Continuing Director" means members of the Board who either (i) have been Board members continuously for a period of at least 12 months or (ii) have been Board members for less than 12 months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

     2.12 "Director" means a member of the Board or the board of directors of any Subsidiary.

     2.13 "Disability" shall mean disability as determined by the Committee in its sole and absolute discretion.

     2.14 "Double Trigger" means a Change in Control ("first trigger") and a Qualifying Termination of the executive's employment by the company without Cause or by the executive with Good Reason ("second trigger").

     2.15 "Eligible Recipient" means a Key Employee and/or a Key Person.

     2.16 "Employee" means any person who is in the employ of the Company or any Subsidiary, subject to the control and direction of the Company or any Subsidiary as to both the work to be performed and the manner and method of performance.

     2.17 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     2.18  "Exercise  Price"  means the price that shall be paid to purchase one
(1) Share upon the exercise of an Option granted under this Plan.

     2.19 "Fair Market Value" of a Share on any date shall mean the closing sales price on a national securities exchange of a Share as reported in the appropriate composite listing for said exchange on such date, or, if no such sales occurred on such date, then on the next preceding date on which a sale is made. In the event the Shares are traded in the over the counter market, Fair Market Value of a Share means the average between the "high" and "low" quotations in the over the counter market on such date, as reported by the National Association of Securities Dealers through NASDAQ or, if no quotations are available on such date, then on the next preceding date on which such quotations are available.


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     2.20 "Good Reason" means voluntary  resignation  after any of the following actions taken occur after a Change in Control without prior written consent: (i) a material diminution in Base Salary; (ii) a material diminution in the executive's authority, duties, or responsibilities; (iii) in the case of the chief executive officer, a requirement that the executive report to a corporate officer or employee instead of reporting directly to the Board; (iv) a change of over 40 miles in the geographic location of the principal office, or (v) a material breach by the Company after a Change in Control of the terms of the executive's employment agreement.

     2.21 "Insider" means an individual who is, on the relevant date, an officer, member of the Board or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

     2.22 "Independent Director" means a director who is determined to be "independent" as that term is defined by the Securities and Exchange Commission, and the listing standards of the stock exchange or market upon which the Company's stock is listed or quoted as the same may be amended from time to time.

     2.23 "ISO" (Incentive Stock Option) means an option granted under this Plan to purchase Shares that is intended by the Company to satisfy the requirements of Code Section 422 as an incentive stock option.

     2.24 "Key Employee" means any Employee of the Company or any Subsidiary, regardless of title or designation, who shall, in the determination of the Committee, hold a position which is important to the success of the Company.

     2.25 "Key Person" means (1) a member of the Board who is not an Employee, or (2) a consultant or advisor who is eligible to receive shares which are registered on SEC Form S-8.

     2.26 "NQSO" (Non-Qualifying Stock Option) means an option granted under this Plan to purchase Shares which is not intended by the Company to satisfy the requirements of Code Section 422.

     2.27 "Option" means an ISO or a NQSO.

2.28 "Outside Director" means a member of the Board who is not a Key Employee and who qualifies as (1) a "non-employee director" under Rule 16b-3(b)(3) under the 1934 Act, as amended from time to time, and (2) an "outside director" under Code Section 162(m) and the regulations promulgated thereunder.

     2.29 "Participant" means an individual who receives an Award hereunder.

     2.30 "Performance Based Exception" means the performance based exception from the tax deductibility limitations of Code Section 162(m).

     2.31 "Performance Period" shall mean the period during which a performance goal must be attained with respect to an Award which is performance based, as determined by the Committee pursuant to Section 14.3 hereof.

     2.32 "Plan" means this plan, (the "2014 Stock Incentive Plan"), as it may be further amended from time to time.

     2.33 "Qualifying Event" shall mean, with respect to a Participant, such Participant's Death, Disability or Retirement.

     2.34 "Qualifying Termination" shall mean, a Company initiated Termination not for Cause or a Participant Termination for Good Reason either of which occur from six months prior until twenty four months after the occurrence of a Change in Control.

     2.35 "Restricted Stock Award" means an Award of Shares granted to a Participant under this Plan which is subject to restrictions in accordance with the terms and provisions of this Plan and the applicable Award Agreement.

     2.36 "Restricted Stock Unit" means a contractual right granted to a Participant under this Plan to receive a Share which is subject to restrictions of this Plan and the applicable Award Agreement.


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     2.37 "Retirement" shall mean, with respect to an Eligible  Recipient,  such
Eligible Recipient's (i) Termination of employment or cessation of performing services after attainment of age 60 and completion of at least ten (10) years of service with the Company or Subsidiary, or (ii) Termination of employment or cessation of performing services after attainment of age 65 and completion of at least five (5) years of service with the Company or a Subsidiary.

     2.38 "Share" means a share of Common Stock.

     2.39 "Stock Appreciation Right" means a right granted to a Participant pursuant to the terms and provisions of this Plan whereby the individual, without payment to the Company (except for any applicable withholding or other taxes), receives Shares, or such other consideration as the Committee may determine, in an amount equal to the excess of the Fair Market Value per Share on the date on which the Stock Appreciation Right is exercised over the exercise price per Share noted in the Stock Appreciation Right, for each Share subject to the Stock Appreciation Right.

     2.40 "Subsidiary" means any corporation in which more than fifty percent (50%) of the voting stock is owned or controlled, directly or indirectly, by the Company.

     2.41 "Ten Percent Stockholder" means a person who owns (after taking into account the attribution rules of Code Section 424(d)) more than ten percent (10%) of the total combined voting power of all classes of shares of stock of either the Company or a Subsidiary.

     2.42 "Termination" means the termination of the employment, consulting, advisory or service relationship between a Participant and the Company and its Subsidiaries, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to Termination as it affects an Award.

                                   SECTION 3.
                            SHARES SUBJECT TO AWARDS

The total number of Shares that may be issued pursuant to Awards under this Plan shall not exceed Four Million (4,000,000), of which any number may be used for Stock Options, Restricted Stock, Restricted Stock Units, or Stock Appreciation Rights, each as adjusted pursuant to Section 10. Such Shares shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, and from Shares which have been reacquired by the Company. To the extent permitted by applicable law or regulation, if an Award is canceled, forfeited, exchanged or otherwise expires, the Shares with respect to such Award may become available for reissuance under this Plan. When the value of vested or earned shares are applied towards payment of tax obligations, or otherwise forfeited or exchanged for value, or when performance based awards are not earned, such underlying Shares shall not be available for reissuance under this Plan.

                                   SECTION 4.
                                 EFFECTIVE DATE

The effective date of this Plan shall be November 20, 2014, which is the date on which the Board of Directors of the Company originally approved the Plan. Such date is subject to the Company's Stockholders approving the Plan within twelve months of such date.

                                   SECTION 5.
                                 ADMINISTRATION

     5.1 General Administration. This Plan shall be administered by the Committee once the Committee has been formed and until such time the Plan will be administered by the Board. The Committee, acting in its absolute discretion, shall exercise such powers and take such action as expressly called for under this Plan. The Committee shall have the power to interpret this Plan and, subject to the terms and provisions of this Plan, to take such other action in the proper administration and operation of the Plan as it deems equitable under


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the  circumstances.  The  Committee's  actions shall be final and binding on the
Company, on each affected Eligible Recipient, and on each other person directly or indirectly affected by such actions.

     5.2 Authority of the Committee. Except as limited by applicable law or by the Articles of Incorporation of the Company, and subject to the provisions herein, the Committee shall have full power to select Eligible Recipients who shall participate in the Plan, to determine the sizes and types of Awards in a manner consistent with the Plan, to determine the terms and conditions of Awards in a manner consistent with the Plan, to grant Awards under the Plan, to construe and interpret the Plan and any agreement or instrument entered into under the Plan, to establish, amend or waive rules and regulations for the Plan's administration, and to amend the terms and conditions of any outstanding Awards as allowed under the Plan and such Award Agreements. Further, the Committee may make all other determinations which may be necessary or advisable for the administration of the Plan. The Committee may seek the assistance of such persons as it may see fit in carrying out its routine administrative functions concerning the Plan.

     5.3 Delegation of Authority. The members of the Committee and any other persons to whom authority has been delegated shall be appointed from time to time by, and shall serve at the discretion of, the Board. The Committee may appoint one or more separate committees (any such committee, a "Subcommittee") composed of two or more Outside Directors of the Company (who may but need not be members of the Committee) and may delegate to any such Subcommittee the authority to grant Awards, and/or to administer the Plan or any aspect of it. Notwithstanding any provision of this Plan to the contrary, the Board may assume the powers and responsibilities granted to the Committee or other delegate at any time, in whole or in part. Moreover, only the Committee may grant Awards that may meet the Performance Based Exception, and only the Committee may grant Awards to Insiders that may be exempt from Section 16(b) of the Exchange Act.

     5.4 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of this Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its Stockholders, members of the Board, Eligible Recipients, Participants, and their estates and beneficiaries.

                                   SECTION 6.
                                   ELIGIBILITY

Eligible Recipients selected by the Committee shall be eligible for the grant of Awards under this Plan, but no Eligible Recipient shall have the right to be granted an Award under this Plan merely as a result of his or her status as an Eligible Recipient. Only Key Employees shall be eligible to receive a grant of ISOs.

                                   SECTION 7.
                                 TERMS OF AWARDS

     7.1 Terms and Conditions of All Awards.

     (a) Grants of Awards. Subject to subsection (e) below, the Committee, in its absolute discretion, shall grant Awards under this Plan from time to time and shall have the right to grant new Awards in exchange for outstanding Awards; provided, however, the Committee shall not have the right to (1) lower the Exercise Price of an existing Option or lower the exercise price of an existing Stock Appreciation Right, (2) take any action which would be treated as a "re-pricing" under generally accepted accounting principles, or (3) replace or cancel an existing Option or Stock Appreciation Right at a time when its Exercise Price or exercise price, as applicable, exceeds the fair market value of the underlying stock subject to such Option or Stock Appreciation Right in exchange for cash, other Award, or Option or Stock Appreciation Right with an Exercise Price or exercise price, as applicable, that is less than the Exercise Price or exercise price of the original Option or Stock Appreciation Right (except as provided in Sections 10 and 11). Awards shall be granted to Eligible Recipients selected by the Committee, and the Committee shall be under no obligation whatsoever to grant any Awards, or to grant Awards to all Eligible Recipients, or to grant all Awards subject to the same terms and conditions.

     (b) Shares Subject to Awards. The number of Shares as to which an Award shall be granted shall be determined by the Committee in its sole discretion, subject to the provisions of Section 3 as to the total number of Shares available for grants under the Plan, and to any other restrictions contained in this Plan.


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     (c) Award  Agreements.  Each Award shall be evidenced by an Award Agreement executed by the Company or a Subsidiary, and may also be executed by the Participant or accepted by the Participant by electronic transmission, which shall be in such form and contain such terms and conditions (including and without limitation, vesting conditions and events that may trigger accelerated vesting) as the Committee in its discretion may, subject to the provisions of the Plan, from time to time determine.

     (d) Date of Grant. The date an Award is granted shall be the date on which the Committee (1) has approved the terms and conditions of the Award Agreement,
(2) has determined the recipient of the Award and the number of Shares covered by the Award and (3) has taken all such other action necessary to direct the grant of the Award.

     (e) Dividend Equivalents. The Committee may grant dividend equivalents to any Participant. The Committee shall establish the terms and conditions to which the dividend equivalents are subject. Dividend equivalents may be granted only in connection with an Award. Under a dividend equivalent, a Participant shall be entitled to receive currently or in the future payments equivalent to the amount of dividends paid by the Company to holders of Common Stock with respect to the number of dividend equivalents held by the Participant. Notwithstanding the foregoing, any dividend equivalents on an Award the vesting or payment of which is dependent upon the achievement of one or more performance goals shall accrue and be paid only if and to the extent the Common Stock underlying the Award become vested or payable. The dividend equivalent may provide for payment in Common Stock or in cash, or a fixed combination of Common Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the dividend equivalent is payable.

     (f) Deferral Elections. The Committee may permit or require Participants to elect to defer the issuance of Common Stock or the settlement of Awards in cash under this Plan pursuant to such rules, procedures, or programs as it may establish from time to time and in accordance with the requirements of Code
Section 409A. However, notwithstanding the preceding sentence, the Committee shall not, in establishing the terms and provisions of any Award, or in exercising its powers under this Article, create any arrangement which would constitute an employee pension benefit plan as defined in ERISA Section 3(3) unless the arrangement provides benefits solely to one or more individuals who constitute members of a select group of management or highly compensated employees.

     7.2 Terms and Conditions of Options.

     (a) Grants of Options. Each grant of an Option shall be evidenced by an Award Agreement that shall specify whether the Option is an ISO ("Incentive Stock Option") or NQSO ("Nonqualified Stock Option"), and incorporate such other terms as the Committee deems consistent with the terms of this Plan and, in the case of an ISO, necessary or desirable to permit such Option to qualify as an ISO. The Committee and/or the Company may modify the terms and provisions of an Option in accordance with Section 12 of this Plan even though such modification may change the Option from an ISO to a NQSO.

     (b) Determining Eligible Recipients. In determining Eligible Recipient(s) to whom an Option shall be granted and the number of Shares to be covered by such Option, the Committee may take into account the duties of the Eligible Recipient, the contributions of the Eligible Recipient to the success of the Company, and other factors deemed relevant by the Committee, in connection with accomplishing the purpose of this Plan. An Eligible Recipient who has been granted an Option to purchase Shares, whether under this Plan or otherwise, may be granted one or more additional Options. If the Committee grants an ISO and a NQSO to an Eligible Recipient on the same date, the right of the Eligible Recipient to exercise one such Option shall not be conditioned on the Eligible Recipient's failure to exercise the other such Option.

     (c) Exercise Price. Subject to adjustment in accordance with Section 10 and the other provisions of this Section, the Exercise Price shall be specified in the applicable Award Agreement. With respect to each grant of an ISO to a Participant who is not a Ten Percent Stockholder, the Exercise Price shall not be less than the Fair Market Value of a Share on the date the ISO is granted. With respect to each grant of an ISO to a Participant who is a Ten Percent Stockholder, the Exercise Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the ISO is granted. If an Award is a NQSO, the Exercise Price for each Share shall be no less than (1) the minimum price required by applicable state law, or (2) the Fair Market Value of


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a Share on the date the NQSO is granted,  whichever price is greatest. Any Award intended to meet the Performance Based Exception must be granted with an Exercise Price not less than the Fair Market Value of a Share determined as of the date of such grant.

     (d) Option Term. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Award Agreement, but no Award Agreement shall:

          (i) make an Option exercisable prior to the date such Option is granted or after it has been exercised in full; or

          (ii) make an Option  exercisable  after the date that is (A) the tenth
     (10th) anniversary of the date such Option is granted, if such Option is a NQSO or an ISO granted to a non Ten Percent Stockholder, or (B) the date that is the fifth (5th) anniversary of the date such Option is granted, if such Option is an ISO granted to a Ten Percent Stockholder. Options issued under the Plan may become exercisable based on the service of a Participant, or based upon the attainment (as determined by the Committee) of performance goals established pursuant to one or more of the performance criteria listed in Section 14. Any Option which becomes exercisable based on the attainment of performance goals must have its performance goals determined by the Committee based upon one or more of the performance criteria listed in Section 14, and must have the attainment of such performance goals certified in writing by the Committee in order to meet the Performance Based Exception. An Award Agreement may provide for the exercise of an Option after Termination of a Participant for any reason whatsoever, including the occurrence of a Qualifying Event. The Participant's rights, if any, upon Termination will be set forth in the applicable Award Agreement.

     (e) Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, specifying the number of Shares with respect to which the Option is to be exercised accompanied by full payment for the Shares. Payment for shares of Stock shall be made in cash or, unless the Award Agreement provides otherwise, by delivery to the Company of a number of Shares that have been owned and completely paid for by the holder for at least six (6) months prior to the date of exercise (i.e., "mature shares" for accounting purposes) having an aggregate Fair Market Value equal to the amount to be tendered, or a combination thereof. In addition, unless the Award Agreement provides otherwise, the Option may be exercised through a brokerage transaction as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board so long as the Company's equity securities are registered under Section 12 of the Exchange Act, unless prohibited by Section
402 of the Sarbanes Oxley Act of 2002. Notwithstanding the foregoing, with respect to any Option recipient who is an Insider, a tender of shares or, if permitted by applicable law, a cashless exercise must (1) have met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) be a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Award Agreement provides otherwise, the foregoing exercise payment methods shall be subsequent transactions approved by the original grant of an Option. Except as provided in subparagraph (f) below, payment shall be made at the time that the Option or any part thereof is exercised, and no Shares shall be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, shall have none of the rights of a Stockholder.

     (f) Conditions to Exercise of an Option. Each Option granted under the Plan shall vest and shall be exercisable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Award Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may vest or be exercised in whole or in part. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable. Unless otherwise provided in the applicable Award Agreement, any vested Option must be exercised within ninety (90) days of the Qualifying Event or other
Termination of employment of the Participant, unless, in case of a NQSO, by action of the Committee coincident with the Qualifying Event or other Termination of employment, the term of exercise is extended to no later than the original expiration date of such NQSO.

     (g) Transferability of Options. Except as otherwise provided in a Participant's Option Award Agreement, no Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except upon the death of the holder Participant, by will or by the laws of descent and distribution. Except as otherwise provided in a Participant's Award Agreement, during the Participant's lifetime, only the Participant may exercise his Option unless the Participant is incapacitated in which case the Option may be exercised by the Participant's legal guardian, legal representative, or other representative whom the Committee deems appropriate based on applicable facts and circumstances. The determination of incapacity of a Participant and the identity of appropriate representative of the Participant to exercise the Option if the Participant is incapacitated shall be determined by the Committee.

     (h) ISO Tax Treatment Requirements. With respect to any Option that purports to be an ISO, to the extent that the aggregate Fair Market Value (determined as of the date of grant of such Option) of stock with respect to which such Option is exercisable for the first time by any individual during any calendar year exceeds one hundred thousand dollars ($100,000.00), to the extent of such excess, such Option shall not be treated as an ISO in accordance with Code Section 422(d). The rule of the preceding sentence is applied as set forth in Treas. Reg. Section 1.422-4 and any additional guidance issued by the Treasury thereunder. Also, with respect to any Option that purports to be an ISO, such Option shall not be treated as an ISO if the Participant disposes of shares acquired thereunder within two (2) years from the date of the granting of the Option or within one (1) year of the exercise of the Option, or if the Participant has not met the requirements of Code Section 422(a)(2).

     7.3 Terms and Conditions of Restricted Stock Awards.

     (a) Grants of Restricted Stock Awards. Shares awarded pursuant to Restricted Stock Awards shall be subject to such restrictions as determined by the Committee for periods determined by the Committee. Restricted Stock Awards issued under the Plan may have restrictions which lapse based upon the service of a Participant, or based upon other criteria that the Committee may determine appropriate. The Committee may require a cash payment from the Participant in exchange for the grant of a Restricted Stock Award or may grant a Restricted Stock Award without the requirement of a cash payment. The Committee may grant Restricted Stock Awards that vest on the attainment of performance goals determined by the Committee based upon one or more of the performance criteria listed in Section 14, and must have the attainment of such performance goals certified in writing by the Committee in order to meet the Performance Based Exception.

     (b) Vesting of Restricted Stock Awards. The Committee shall establish the vesting schedule applicable to Restricted Stock Awards and shall specify the times, vesting and performance goal requirements. Until the end of the period(s) of time specified in the vesting schedule and/or the satisfaction of any performance criteria, the Shares subject to such Award shall remain subject to forfeiture.

     (c) Termination of Employment. If the Participant's employment (or in the case of a non-employee, such Participant's service) with the Company and/or a Subsidiary ends before the Restricted Stock Awards vest, the Participant shall forfeit all unvested Restricted Stock Awards, unless the Termination is a result of the occurrence of a Qualifying Event or the Committee determines that the Participant's unvested Restricted Stock Awards shall vest as of the date of such event; provided, however, the Committee may grant Restricted Stock Awards precluding such accelerated vesting in order to qualify the Restricted Stock Awards for the Performance Based Exception.

     (d) Death, Disability and Retirement. In the event a Qualifying Event occurs before the date or dates on which Restricted Stock Awards vest, the expiration of the applicable restrictions (other than restrictions based on performance criteria set forth in Section 14) shall be accelerated and the Participant shall be entitled to receive the Shares free of all such restrictions. In the case of Restricted Stock Awards which are based on performance criteria set forth in Section 14, then as of the date on which such Qualifying Event occurs, the Participant shall be entitled to receive a number of Shares that is determined by measuring the selected performance criteria from the Company's most recent publicly available quarterly results that are available as of the date the Qualifying Event occurs; provided, however, the Committee may grant Restricted Stock Awards precluding such partial awards when a Qualifying Event occurs in order to qualify the Restricted Stock Awards for the Performance Based Exception. All other Shares subject to such Restricted Stock Award shall be forfeited and returned to the Company as of the date on which such Qualifying Event occurs.

     (e) Acceleration of Award. Notwithstanding anything to the contrary in this Plan, the Committee shall have the power to permit, in its sole discretion, an acceleration of the expiration of the applicable restrictions or the applicable period of such restrictions with respect to any part or all of the Shares awarded to a Participant; provided, however, the Committee may grant Restricted Stock Awards precluding such accelerated vesting in order to qualify the Restricted Stock Awards for the Performance Based Exception.

     (f) Necessity of Award Agreement. Each grant of a Restricted Stock Award shall be evidenced by an Award Agreement that shall specify the terms, conditions and restrictions regarding the Shares awarded to a Participant, and shall incorporate such other terms and conditions as the Committee, acting in its sole discretion, deems consistent with the terms of this Plan. The Committee shall have sole discretion to modify the terms and provisions of Restricted Stock Awards in accordance with Section 12 of this Plan.

     (g) Transferability of Restricted Stock Awards. Except as otherwise provided in a Participant's Restricted Stock Award Agreement, no Restricted Stock Award granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except upon the death of the holder Participant by will or by the laws of descent and distribution.

     (h) Voting, Dividend & Other Rights. Unless the applicable Award Agreement provides otherwise, holders of Restricted Stock Awards shall be entitled to vote and to receive dividends during the periods of restriction of their Shares to the same extent as such holders would have been entitled if the Shares were unrestricted Shares.

     7.4 Terms and Conditions of Restricted Stock Units.

     (a) Grants of Restricted Stock Units. A Restricted Stock Unit shall entitle the Participant to receive one Share at such future time and upon such terms as specified by the Committee in the Award Agreement evidencing such Award. Restricted Stock Units issued under the Plan may have restrictions which lapse based upon the service of a Participant, or based upon other criteria that the Committee may determine appropriate. The Committee may require a cash payment from the Participant in exchange for the grant of Restricted Stock Units or may grant Restricted Stock Units without the requirement of a cash payment. The Committee may grant Restricted Stock Units that vest on the attainment of performance goals determined by the Committee based upon one or more of the performance criteria listed in Section 14, and must have the attainment of such performance goals certified in writing by the Committee in order to meet the Performance Based Exception.

     (b) Vesting of Restricted Stock Units. The Committee shall establish the vesting schedule applicable to Restricted Stock Units and shall specify the times, vesting and performance goal requirements. Until the end of the period(s) of time specified in the vesting schedule and/or the satisfaction of any performance criteria, the Restricted Stock Units subject to such Award shall remain subject to forfeiture.

     (c) Termination of Employment. If the Participant's employment (or in the case of a non-employee, such Participant's service) with the Company and/or a Subsidiary ends before the Restricted Stock Units vest, the Participant shall forfeit all unvested Restricted Stock Units, unless the Termination is a result of the occurrence of a Qualifying Event or the Committee determines that the Participant's unvested Restricted Stock Units shall vest as of the date of such event; provided, however, the Committee may grant Restricted Stock Units precluding such accelerated vesting in order to qualify the Restricted Stock Units for the Performance Based Exception.

     (d) Death, Disability and Retirement. In the event a Qualifying Event occurs before the date or dates on which Restricted Stock Units vest, the expiration of the applicable restrictions (other than restrictions based on performance criteria set forth in Section 14) shall be accelerated and the Participant shall be entitled to receive the Shares free of all such restrictions. In the case of Restricted Stock Units which are based on performance criteria set forth in Section 14, then as of the date on which such Qualifying Event occurs, the Participant shall be entitled to receive a number of Shares that is determined by measuring the selected performance criteria from the Company's most recent publicly available quarterly results that are available as of the date the Qualifying Event occurs; provided, however, the Committee may grant Restricted Stock Units precluding such partial awards when a Qualifying Event occurs in order to qualify the Restricted Stock Units for the Performance Based Exception. All other Shares subject to such Restricted Stock Units shall be forfeited and returned to the Company as of the date on which such Qualifying Event occurs.

     (e) Acceleration of Award. Notwithstanding anything to the contrary in this Plan, the Committee shall have the power to permit, in its sole discretion, an acceleration of the applicable restrictions or the applicable period of such restrictions with respect to any part or all of the Restricted Stock Units awarded to a Participant; provided, however, the Committee may grant Restricted Stock Units precluding such accelerated vesting in order to qualify the Restricted Stock Units for the Performance Based Exception.

     (f) Necessity of Award Agreement. Each grant of Restricted Stock Unit(s) shall be evidenced by an Award Agreement that shall specify the terms, conditions and restrictions regarding the Participant's right to receive Share(s) in the future, and shall incorporate such other terms and conditions as the Committee, acting in its sole discretion, deems consistent with the terms of this Plan. The Committee shall have sole discretion to modify the terms and provisions of Restricted Stock Unit(s) in accordance with Section 12 of this Plan.

     (g) Transferability of Restricted Stock Units. Except as otherwise provided in a Participant's Restricted Stock Unit Award Agreement, no Restricted Stock Unit granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by the holder Participant, except upon the death of the holder Participant by will or by the laws of descent and distribution.

     (h) Voting, Dividend & Other Rights. Unless the applicable Award Agreement provides otherwise, holders of Restricted Stock Units shall not be entitled to vote or to receive dividends until they become owners of the Shares pursuant to their Restricted Stock Units, and, unless the applicable Award Agreement provides otherwise, the holder of a Restricted Stock Unit shall not be entitled to any dividend equivalents (as described in Section 7.1(e)).

     7.5 Terms and Conditions of Stock Appreciation Rights.

     (a) Grants of Stock Appreciation Rights. A Stock Appreciation Right shall entitle the Participant to receive upon exercise or payment the excess of the Fair Market Value of a specified number of Shares at the time of exercise, over a specified price. The specified price for a Stock Appreciation Right granted in connection with a previously or contemporaneously granted Option, shall not be less than the Exercise Price for Shares that are the subject of the Option. In the case of any other Stock Appreciation Right, the specified price shall not be less than one hundred percent (100%) of the Fair Market Value of the Shares at the time the Stock Appreciation Right was granted. If related to an Option, the exercise of a Stock Appreciation Right shall result in a pro rata surrender of the related Option to the extent the Stock Appreciation Right has been exercised.

     (b) Stock Appreciation Right Term. Each Stock Appreciation Right granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Award Agreement, but no Award Agreement shall make a Stock Appreciation Right exercisable after the date that is the tenth (10th) anniversary of the date such Stock Appreciation Right is granted.

     (c) Payment. Upon exercise or payment of a Stock Appreciation Right, the Company shall pay to the Participant the appreciation with Shares (computed using the aggregate Fair Market Value of Shares on the date of payment or exercise) as specified in the Award Agreement or, if not specified, as the Committee determines. To the extent that a Stock Appreciation Right is paid with consideration other than Shares, it shall be treated as paid in Shares for purposes of Section 3.

     (d) Vesting of Stock Appreciation Rights. The Committee shall establish the vesting schedule applicable to Stock Appreciation Rights and shall specify the times, vesting and performance goal requirements. Until the end of the period(s) of time specified in the vesting schedule and/or the satisfaction of any performance criteria, the Stock Appreciation Rights subject to such Award shall remain subject to forfeiture.

     (e) Death, Disability and Retirement. In the event a Qualifying Event occurs before the date or dates on which Stock Appreciation Rights vest, the expiration of the applicable restrictions (other than restrictions based on performance criteria set forth in Section 14) shall be accelerated and the Participant shall be entitled to receive the full value of the Stock
Appreciation Right free of all such restrictions. In the case of Stock Appreciation Rights which are based on performance criteria set forth in Section 14, then as of the date on which such Qualifying Event occurs, the Participant shall be entitled to receive a value determined by measuring the selected performance criteria from the Company's most recent publicly available quarterly results that are available as of the date the Qualifying Event occurs. All other benefits under the Stock Appreciation Rights shall thereupon be forfeited and returned to the Company as of the date on which such Qualifying Event occurs.

     (f) Transferability of Stock Appreciation Rights. Except as otherwise provided in a Participant's Award Agreement, no Stock Appreciation Right granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except upon the death of the holder Participant by will or by the laws of descent and distribution.

     (g) Special Provisions for Tandem Stock Appreciation Rights. A Stock Appreciation Right granted in connection with an Option may only be exercised to the extent that the related Option has not been exercised. A Stock Appreciation Right granted in connection with an ISO (1) will expire no later than the expiration of the underlying ISO, (2) may be for no more than the difference between the exercise price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Stock Appreciation Right is exercised, (3) may be transferable only when, and under the same conditions as, the underlying ISO is transferable, and (4) may be exercised only
(i) when the underlying ISO could be exercised and (ii) when the Fair Market Value of the Shares subject to the ISO exceeds the exercise price of the ISO.

     7.6 Stock Awards for Outside Directors.

     This Section 7.6 shall apply only to grants of Awards to Outside Directors.

     (a) Each Outside Director may be granted, upon first becoming a Director of the Company, Non-Qualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights or such other stock-based Award allowable under the Plan in an amount as determined by the Board, provided that no Outside Director may receive more than one such grant for serving as a Director of the Company and one or more Subsidiaries.

     (b) Each Outside Director shall be eligible to receive Non-Qualified Stock Options, Restricted Stock Awards, Restricted Stock Units, Stock Appreciation Rights or such other stock-based Award allowable under the Plan in accordance with the Company's policy for director compensation as determined by the Compensation Committee of the Company from time to time.

     (c) The price per share of Stock for grants under 7.6(a) or (b) above shall be not less than 100% of the Fair Market Value on the date of grant. Each grant to an Outside Director shall vest as the Board may determine. To the extent not exercised, Awards shall be exercisable in whole or in part at any time after becoming exercisable but not later than the date the Award expires. Exercise of Options shall be pursuant to any method described in Section 7.2(e).

     (d) The aggregate grant date fair value of Awards granted in any calendar year to any Outside Director shall not exceed two hundred thousand ($200,000); provided, however, such limit shall not apply to Awards granted to Directors in lieu of cash-based director fees that the Outside Director elects to receive in the form of Common Stock equal in value to the cash-based director fees that the Outside Director would otherwise have received.

                                   SECTION 8.
                              SECURITIES REGULATION

     8.1 Legality of Issuance. No Share shall be issued under this Plan unless and until the Committee has determined that all required actions have been taken to register such Share under the Securities Act of 1933 or the Company has determined that an exemption therefrom is available, any applicable listing requirement of any stock exchange on which the Share is listed has been satisfied, and any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable, has been satisfied.

     8.2 Restrictions on Transfer; Representations; Legends. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act of 1933 or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Securities Act of 1933, the securities laws of any state, the United States or any other applicable foreign law. If the offering and/or sale of Shares under the Plan is not registered under the Securities Act of 1933 and the Company determines that the registration requirements of the Securities Act of 1933 apply but an exemption is available which requires an investment representation or other representation, the participant shall be required, as a condition to acquiring such Shares, to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, except in compliance with the Securities Act of 1933, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel. All Award Agreements shall contain a provision stating that any restrictions under any applicable securities laws will apply.

     8.3 Registration of Shares. The Company may, and intends to, but is not obligated to, register or qualify the offering or sale of Shares under the Securities Act of 1933 or any other applicable state, federal or foreign law.

                                   SECTION 9.
                                  LIFE OF PLAN

     No Award shall be granted under this Plan on or after the earlier of:

     (a) the tenth (10th) anniversary of the effective date of this Plan (as determined under Section 4 of this Plan), or

     (b) the date on which all of the Shares reserved under Section 3 of this Plan have (as a result of the exercise of Awards granted under this Plan or lapse of all restrictions under a Restricted Stock Award or Restricted Stock
Unit) been issued or are no longer available for use under this Plan.

This Plan shall continue in effect until all outstanding Awards have been exercised in full or are no longer exercisable and all Restricted Stock Awards or Restricted Stock Units have vested or been forfeited.

                                   SECTION 10.
                                   ADJUSTMENT

Notwithstanding anything in Section 12 to the contrary, (i) the number of Shares reserved under Section 3 of this Plan, (ii) the limit on the number of Shares that may be granted subject to Awards during a calendar year to any individual under Section 3 of this Plan, (iii) the number of Shares subject to Awards granted under this Plan, and (iv) the Exercise Price of any Options and the specified exercise price of any Stock Appreciation Rights, shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits. Furthermore, the Committee shall have the right to adjust (in a manner that satisfies the requirements of Code Section 424(a)) (x) the number of Shares reserved under Section 3, (y) the number of Shares subject to Awards granted under this Plan, and (z) the Exercise Price of any Options and the specified exercise price of any Stock Appreciation Rights in the event of any corporate transaction described in Code Section 424(a) that provides for the substitution or assumption of such Awards. If any adjustment under this Section creates a fractional Share or a right to acquire a fractional Share, such fractional Share shall be disregarded, and the number of Shares reserved under this Plan and the number subject to any Awards granted under this Plan shall be the next lower number of Shares, rounding all fractions downward. An adjustment made under this Section by the Committee shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in the number of Shares reserved under Section 3 or an increase in any limitation imposed by the Plan.

                                   SECTION 11.
                        CHANGE IN CONTROL OF THE COMPANY

     11.1 General Rule for Change in Control. In the event that there occurs a Change in Control, if the Participant's employment with the Company and each of its Subsidiaries terminates in an event constituting a Qualifying Termination, the following provisions shall apply to the Participant's Awards upon such Qualifying Termination, unless otherwise provided by the Committee in the Award agreement.

     (i) In the case of an Award other than a performance based Award, all forfeiture conditions and other restrictions applicable to such Award shall lapse and such Award shall be fully payable as of the date of the Participant's Qualifying Termination without regard to vesting or other conditions, and any such Award carrying a right to exercise that was not previously vested and exercisable shall become fully vested and exercisable as of the date of the Participant's Qualifying Termination.

     (ii) In the case of a performance based Award, the Award (or award opportunity relating thereto) for any Performance Period that was in effect at the time of the Participant's Qualifying Termination shall be deemed earned pro rata based on the portion of the Performance Period completed as of the date of the Participant's Qualifying Termination, calculated as to such Performance Period assuming that any performance goal or business criteria will have been achieved (for the entire Performance Period) at the target level, and any Award (or award opportunity relating thereto) for any Performance Period that was completed as of the date of the Participant's Qualifying Termination shall be deemed earned based on actual performance for such period. Notwithstanding the foregoing, any additional forfeiture conditions in the nature of a "clawback" applicable to the performance based Award shall continue to apply to any payment under this Section 11(ii).

     (iii) Notwithstanding the foregoing, in the case of any Section 409A Award, nothing in the foregoing shall cause an acceleration of payment or a further deferral of payment in violation of Code Section 409A or provide for payment upon a change in control that does not satisfy the definition of a change in control event for purposes of Code Section 409A and the payment terms applicable to such Award prior to the foregoing changes shall continue to apply (unless a change in payment timing is permitted under Code Section 409A) but the foregoing provisions shall apply for purposes of determining the Award holder's vested interest in the Award.

     (iv) Awards subject to accelerated  vesting  and/or  settlement  under this
Section 11 may be settled in cash, if and to the extent authorized by the Committee.

     (v) If, in connection with the Change in Control, the Award would be cancelled, otherwise cease to be outstanding, or not assumed by any successor as the result of the Change in Control, the foregoing provisions shall apply as of the date of the Change in Control without regard to whether the holder terminates employment in connection with the Change in Control.

     11.2 Binding Obligation Following Change in Control. The Company and any successor that has assumed an Award in connection with a Change in Control must acknowledge and agree to be bound by the provisions hereof during the two-year period following the Change in Control in a legally binding agreement with the Participant.

                                   SECTION 12.
                            AMENDMENT OR TERMINATION

     This Plan may be amended by the Committee from time to time to the extent that the Committee deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the Stockholders of the Company if such amendment (a) increases the number of Shares reserved under Section 3, except as set forth in Section 10, (b) extends the maximum life of the Plan under Section 9 or the maximum exercise period under Section 7, (c) decreases the minimum Exercise Price under Section 7, or (d) changes the designation of Eligible Recipients eligible for Awards under Section 6. Stockholder approval of other material amendments (such as an expansion of the types of awards available under the Plan, an extension of the term of the Plan, or a change to the method of determining the Exercise Price of Options issued under the Plan) may also be required pursuant to rules promulgated by an established stock exchange or a national market system. An exchange of a later granted Option for an earlier granted Option for any purpose, including, but not limited to, the purpose of lowering the Exercise Price of such Option, and an exchange of a later granted Award for an earlier granted Award for any purpose, shall not be deemed to be an amendment to this Plan. The Board also may suspend the granting of Awards under this Plan at any time and may terminate this Plan at any time. The Company shall have the right to modify, amend or cancel any Award after it has been granted if
(I) the modification, amendment or cancellation does not diminish the rights or benefits of the Award recipient under the Award (provided, however, that a modification, amendment or cancellation that results solely in a change in the tax consequences with respect to an Award shall not be deemed as a diminishment of rights or benefits of such Award), (II) the Participant consents in writing to such modification, amendment or cancellation, (III) there is a dissolution or liquidation of the Company, (IV) this Plan and/or the Award Agreement expressly provides for such modification, amendment or cancellation, or (V) the Company would otherwise have the right to make such modification, amendment or cancellation by applicable law.


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



                                   SECTION 13.
                                  MISCELLANEOUS

     13.1 Stockholder Rights. Except as provided in Section 7.3 with respect to Restricted Stock Awards, or in an Award Agreement, no Participant shall have any rights as a Stockholder of the Company as a result of the grant of an Award pending the actual delivery of Shares subject to such Award to such Participant.

     13.2 No Guarantee of Continued Relationship. The grant of an Award to a Participant under this Plan shall not constitute a contract of employment or other relationship with the Company and shall not confer on a Participant any rights upon his or her Termination of employment or relationship with the Company in addition to those rights, if any, expressly set forth in the Award Agreement that evidences his or her Award.

     13.3 Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company as a condition precedent for the grant or fulfillment of any Award, an amount in Shares or cash sufficient to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan and/or any action taken by a Participant with respect to an Award. Whenever Shares are to be issued to a Participant upon exercise of an Option or Stock Appreciation Right, or satisfaction of conditions under a Restricted Stock Unit, the Company shall have the right to require the Participant to remit to the Company, as a condition of exercise of the Option or Stock Appreciation Right, or as a condition to the fulfillment of the Restricted Stock Unit, an amount in cash (or, unless the Award Agreement provides otherwise, in Shares) sufficient to satisfy federal, state and local withholding tax requirements at the time of exercise. However, notwithstanding the foregoing, to the extent that a Participant is an Insider, satisfaction of withholding requirements by having the Company withhold Shares may only be made to the extent that such withholding of Shares (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Award Agreement provides otherwise, the withholding of shares to satisfy federal, state and local withholding tax requirements shall be a subsequent transaction approved by the original grant of an Award. Notwithstanding the foregoing, in no event shall payment of withholding taxes be made by a retention of Shares by the Company unless the Company retains only Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld.

     13.4 Notification of Disqualifying Dispositions of ISO Options. If a Participant sells or otherwise disposes of any of the Shares acquired pursuant to an Option that is an ISO on or before the later of (1) the date two (2) years after the date of grant of such Option, or (2) the date one (1) year after the exercise of such Option, then the Participant shall immediately notify the Company in writing of such sale or disposition and shall cooperate with the Company in providing sufficient information to the Company for the Company to properly report such sale or disposition to the Internal Revenue Service. The Participant acknowledges and agrees that he or she may be subject to federal, state and/or local tax withholding by the Company on the compensation income recognized by Participant from any such early disposition, and agrees that he or she shall include the compensation from such early disposition in his gross income for federal tax purposes. Participant also acknowledges that the Company may condition the exercise of any Option that is an ISO on the Participant's express written agreement with these provisions of this Plan.

     13.5 Transfers & Restructurings. The transfer of a Participant's employment between or among the Company or a Subsidiary (including the merger of a Subsidiary into the Company) shall not be treated as a Termination of his or her employment under this Plan. Likewise, the continuation of employment by a Participant with a corporation which is a Subsidiary shall be deemed to be a Termination of employment when such corporation ceases to be a Subsidiary.

     13.6 Governing Law/Consent to Jurisdiction. This Plan shall be construed under the laws of the State of Colorado without regard to principles of conflicts of law. Each Participant consents to the exclusive jurisdiction in the United States District Court in Denver, Colorado, or the state courts in Denver, Colorado, for the determination of all disputes arising from this Plan and waives any rights to remove or transfer the case to another court.

     13.7 Escrow of Shares. To facilitate the Company's rights and obligations under this Plan, the Company reserves the right to appoint an escrow agent, who shall hold the Shares owned by a Participant pursuant to this Plan.


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


     13.8 Code Section 409A. Options, Stock Appreciation Rights, and Restricted Stock Awards granted under the Plan are intended to be exempt from Code Section 409A, and Restricted Stock Unit Awards and all other Awards awarded under the Plan are intended to be exempt from or comply with Code Section 409A, and the Plan, Award Agreements and the terms of Awards shall be administered and interpreted consistent with such intention. In the event any provisions of the Plan or any Award Agreement are determined by the Committee potentially to violate Code Section 409A, such provision shall be amended, as necessary, to be exempt from or comply with Section 409A; and until adoption of any such amendment, the provisions shall be construed and interpreted, to the extent possible, to be exempt from or comply with Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under the Plan are exempt from or comply with Section 409A, and in no event will the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A.

                                   SECTION 14.
                              PERFORMANCE CRITERIA

     14.1 Performance Goal Business Criteria. Unless and until the Board proposes for Stockholder vote and Stockholders approve a change in the general performance measures set forth in this Section, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Key Employees and Key Persons pursuant to this Plan which are designed to qualify for the Performance Based Exception, the performance measure(s) to be used by the Committee for purposes of such grants shall be determined by the Committee in its discretion. These performance measure may include but are not limited to the following: (a) earnings per share; (b) net income (before or after taxes);
(c) return measures (including, but not limited to, return on assets, equity or sales); (d) cash flow return on investments which equals net cash flows divided by owners' equity; (e) earnings before or after taxes, depreciation and/or amortization; (f) gross revenues; (g) operating income (before or after taxes);
(h) total Stockholder return; (i) corporate performance indicators (indices based on the level of certain services provided to customers); (j) cash generation, profit and/or revenue targets; (k) growth measures, including revenue growth, as compared with a peer group or other benchmark; and/or (l) share price (including, but not limited to, growth measures and total Stockholder return. In setting performance goals using these performance measures, the Committee may exclude the effect of changes in accounting standards and non recurring unusual events specified by the Committee, such as write offs, capital gains and losses and acquisitions and dispositions of businesses.

     14.2 Discretion in Formulation of Performance Goals. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards which are to qualify for the Performance Based Exception may not be adjusted upward (although the Committee shall retain the discretion to adjust such Awards downward).

     14.3 Performance Periods. The Committee shall have the discretion to determine the period during which any performance goal must be attained with respect to an Award. Such period may be of any length, and must be established prior to the start of such period or within the first ninety (90) days of such period (provided that the performance criteria are not in any event set after 25% or more of such period has elapsed).

     14.4 Modifications to Performance Goal Criteria. In the event that the applicable tax and/or securities laws and regulatory rules and regulations change to permit Committee discretion to alter the governing performance measures noted above without obtaining Stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining Stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance Based Exception, the Committee may make such grants without satisfying the requirements under Code Section 162(m) to qualify for the Performance Based Exception.

     14.5 Achievement of Performance Goals. The Committee shall have the discretion to determine whether or not a certain performance goal has been attained and the Committee may delegate this authority to management in those cases where it elects to do so, provided however, that with respect to Performance Based Exceptions under 162m or the Code, the Committee shall make the determination whether or not a certain performance goal has been attained.

                                   SECTION 15.
                             OTHER NON-US PROVISIONS

     15.1 The Committee shall have the authority to require that any Award Agreement relating to an Award in a jurisdiction outside of the United States contain such terms as are required by local law in order to constitute a valid grant under the laws of such jurisdiction. Such authority shall be notwithstanding the fact that the requirements of the local jurisdiction may be different from or more restrictive than the terms set forth in this Plan. No purchase or delivery of Shares pursuant to an Award shall occur until applicable restrictions imposed pursuant to this Plan or the applicable Award have terminated.

To record the adoption of this Plan, the Board has caused its authorized officer to execute the same.

                                    UNITED CANNABIS CORPORATION


                                    By:  /s/ Earnest Blackmon

                                    Title:    Chief Executive Officer



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